UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2007
SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	1-6615 (Commission File Number)	95-2594729 (IRS Employer Identification No.)

7800 Woodley Avenue Van Nuys, California (Address of Principal Executive Offices)	91406 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The Board of Directors (the “Board”) of Superior Industries International, Inc. (the “Company”), adopted a resolution amending and restating the Company’s Bylaws (as amended and restated, the “Bylaws”) effective September 1, 2007, to provide for the ability to issue uncertificated shares.
     Recent regulatory changes require that exchange or NASDAQ-listed companies become DRS eligible by January 1, 2008. DRS stands for “Direct Registration System” and refers to a system pursuant to which shares may be held in book entry form, without a certificate.
     In order to assure that the Company’s securities are DRS eligible, certain changes to the Bylaws have been made and are reflected in the addition of a new Section 2.07(d) of Article II of the Bylaws.
     As amended and restated, the Bylaws permit the Company to issue certificated or uncertificated shares. Previously, the Company’s Bylaws were silent on the issue of uncertificated shares.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

3.1	Bylaws of the Company, as amended and restated

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: September 4, 2007	/s/ Robert A. Earnest
Robert A. Earnest
General Counsel and Secretary